UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

FireEye, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 321-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Item 3.02.	Unregistered Sales of Equity Securities.

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry Into Merger Agreement and Consummation of the Mergers

On December 30, 2013, FireEye, Inc., a Delaware corporation (the “Company”), Mercury Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), and Mercury Merger LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Mandiant Corporation, a Delaware corporation (“Mandiant”), and Shareholder Representative Services LLC as stockholder representative thereunder, pursuant to which Merger Sub I merged with and into Mandiant (the “First Merger”) and, immediately thereafter, the surviving corporation from the First Merger merged with and into Merger Sub II (which was renamed Mandiant, LLC pursuant to such merger) (the “Second Merger”, and together with the First Merger, the “Mergers”).

Under the terms of the Merger Agreement, the Company paid to the former security holders of Mandiant merger consideration with an aggregate value equal to approximately $989.4 million, consisting of approximately $106.5 million in net cash, and an aggregate of 21.5 million shares and options to purchase shares of Company common stock, par value $0.0001 per share (“Company Common Stock”) (together, the “Merger Consideration”). The Company funded the cash portion of the Merger Consideration with the Company’s cash and cash equivalents.

Under the terms of the Merger Agreement, at the closing of the Mergers (the “Closing”) and as a result thereof:

•	each share of capital stock of Mandiant (other than restricted shares of Mandiant common stock) was cancelled and converted into the right to receive its pro rata portion of the cash and stock portions of the Merger Consideration;

•	each restricted share of common stock of Mandiant was cancelled and converted into the right to receive solely Company Common Stock with a value equal to the pro rata per share value of the Merger Consideration (valued at the per share value of Company Common Stock at Closing), which shares are subject to forfeiture under the same circumstances that applied to such restricted shares prior to the Mergers, other than each restricted share of Mandiant common stock held by a non-employee director, which was cancelled and converted into the right to receive its pro rata portion of the cash and stock portions of the Merger Consideration without restriction; and

•	each stock option, whether vested or unvested, was assumed by the Company, other than (i) each vested stock option held by a non-continuing employee, which was cancelled and converted into the right to receive cash in an amount equal to the pro rata portion of the Merger Consideration net of the applicable exercise prices, and (ii) each unvested stock option held by a non-continuing employee, which was cancelled for no consideration.

At the Closing as a result of the Mergers, the Company issued to the former equity holders of Mandiant a total of approximately 16.6 million unrestricted shares of Company Common Stock and a total of approximately 0.3 million restricted shares of Company Common Stock. At the Closing, the Company also assumed stock options to purchase approximately 4.6 million shares of Company Common Stock as a result of the assumption of the Mandiant stock options described above, with a weighted average exercise price of approximately $5.93. These shares of Company Common Stock were issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

The Merger Agreement contains customary representations, warranties and covenants of Mandiant. The Merger Agreement also contains customary indemnification provisions whereby the former stockholders of Mandiant have agreed to indemnify, subject to certain caps and threshholds, the Company and affiliated parties for any liabilities and losses arising out of any inaccuracy in, or breaches of, the representations, warranties and covenants of Mandiant in the Merger Agreement, pre-closing taxes of Mandiant, appraisal claims of former Mandiant stockholders (if any) and certain other matters. Ten percent of the value of the Merger Consideration otherwise payable in the Mergers to former Mandiant stockholders, consisting of approximately 2.4 million shares of Company Common Stock, were placed in a third party escrow fund for one year as security for the indemnification obligations of former Mandiant stockholders under the Merger Agreement.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Mandiant. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to the Company or Mandiant.

The Company’s board of directors also received a fairness opinion from Morgan Stanley & Co. LLC, the Company’s financial advisor, in connection with the Mergers.

Appointment of Kevin Mandia as Senior Vice President and Chief Operating Officer

On December 22, 2013, the Company’s board of directors appointed Kevin Mandia as the Company’s Senior Vice President and Chief Operating Officer, effective as of December 30, 2013.

Prior to the Closing, Mr. Mandia, age 43, was the chief executive officer of Mandiant and had served in that capacity since he founded the company in 2004. Prior to forming Mandiant, Mr. Mandia served as the director of computer forensics at Foundstone (acquired by McAfee Corporation) from 2000 to 2003 and as the director of information security for Sytex (later acquired by Lockheed Martin) from 1998 to 2000. From 1993 to 2000, Mr. Mandia was an officer in the United States Air Force where he served in various capacities including as a computer security officer in the 7th Communications Group at the Pentagon, and later as a special agent in the Air Force Office of Special Investigations (AFOSI). Mr. Mandia holds a bachelor of science in computer science from Lafayette College and a Master’s of Science in forensic science from The George Washington University. In 2011, Mr. Mandia was named Ernst & Young Entrepreneur of the Year for the Greater Washington area. He completed the Harvard Business School’s Owner/President Management Program in February, 2013. Mr. Mandia has taught graduate level courses at Carnegie Melon University and The George Washington University and has co-authored two books on responding to security breaches, Incident Response: Performing Computer Forensics (McGraw-Hill, 2003) and Incident Response: Investigating Computer Crime (McGraw-Hill, 2001).

In connection with the Closing, the Company entered into an offer letter with Mr. Mandia (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Mandia will serve as the Company’s Senior Vice President and Chief Operating Officer reporting to David DeWalt, the Company’s Chief Executive Officer. The Offer Letter provides Mr. Mandia with an annual base salary of $260,000 and an opportunity to earn an incentive bonus, based on achievement of individual performance objectives and Company success metrics, as will be determined by the Company after consultation with Mr. Mandia.

As part of the Offer Letter, Mr. Mandia agreed that the Company will hold back a certain number of shares of Company Common Stock that would otherwise have been payable to Mr. Mandia as stock consideration in the Mergers that have an economic value equal to 500,000 shares of Mandiant common stock (the “Revested Stock”). Following the Closing, the Revested Stock will be subjected to new vesting requirements. The Revested Stock will vest as to 1/2 of the Revested Stock on each anniversary of the Closing, subject to Mr. Mandia’s continued service to the Company. Except as provided by the following sentence, if Mr. Mandia’s service to the Company terminates prior to full vesting, then any unvested portion of the Revested Stock is forfeited. Notwithstanding the foregoing sentence, if the Company terminates Mr. Mandia’s service without “cause” (as defined in the Company’s Change of Control Severance Policy for Officers (the “Severance Policy”)), then the vesting of the Revested Stock accelerates in full. The terms and conditions of the Revested Stock are set forth in a consideration holdback agreement between Mr. Mandia and the Company (the “Holdback Agreement”).

Upon his employment with the Company, Mr. Mandia was designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, Mr. Mandia is eligible for severance benefits under the Severance Policy. See “Executive Compensation—Change of Control Severance Policy for Officers” as described in the Company’s prospectus filed with the Securities and Exchange Commission on September 20, 2013 pursuant to Rule 424(b)(4) under the Securities Act (the “Prospectus”).

The Offer Letter also contains certain covenants regarding activities that Mr. Mandia cannot engage in while providing services to the Company.

In addition, Mr. Mandia entered into a key employee non-competition agreement with the Company (the “Non-Competition Agreement”), which provides that he will not, for a period of time equal to the later of (a) the period commencing on the date of the Closing and ending on the second anniversary of the date of the Closing, or (b) only if he does not work in California, the period commencing on the Closing and ending 18 months after the termination of his employment or consulting agreement with the Company or any Company affiliate, compete with the Company by engaging in any “competing business purpose” (as defined in the Non-Competition Agreement) in the “restricted territory” (as defined in the Non-Competition Agreement). The Non-Competition Agreement also contains standard non-solicitation provisions, preventing Mr. Mandia from (i) soliciting any Mandiant employee who becomes a Company employee or any other Company employee or consultant to leave his or her employment and (ii) asking any Mandiant employee who becomes a Company employee or any other Company employee or consultant to engage in any activity which Mr. Mandia is prohibited from engaging in under the terms of the Non-Competition Agreement.

A copy of the Offer Letter, the Holdback Agreement and the Non-Competition Agreement (collectively, the “Kevin Mandia Agreements”) are filed herewith as Exhibits 10.1, 10.2 and 10.3. The foregoing descriptions of the Kevin Mandia Agreements are summaries only and are qualified in their entirety by the full text of the Kevin Mandia Agreements, which are incorporated herein by reference.

Amendment of Amended and Restated Investors’ Rights Agreement

In connection with the Merger Agreement, on December 30, 2013, the Company amended and restated its Amended and Restated Investors’ Rights Agreement, dated as of December 27, 2012 (as amended and restated, the “IRA”), among the Company and certain stockholders of the Company that are signatories thereto, in order to grant to the former stockholders of Mandiant certain registration rights with respect to the shares of Company Common Stock received by such former Mandiant stockholders as part of the Merger Consideration. In particular, the former stockholders of Mandiant that elected to execute the IRA received the right to participate with certain existing stockholders of the Company in certain future registrations of Company Common Stock. The foregoing description of the IRA is a summary only and is qualified in its entirety by the full text of the IRA, a copy of which will be filed with the Company’s annual report on Form 10-K for the year ended December 31, 2013.

Approval of Certain Interests

David DeWalt, the Company’s Chief Executive Officer and Chairman of the Board, served as a director and chairman of the board of Mandiant from April 2011 to October 2013, and served as an advisor to Mandiant from October 2013 until the Closing of the Mergers. In addition, as of immediately prior to the Closing, Mr. DeWalt held 740,166 shares of Mandiant common stock, of which 328,960 shares were restricted shares. Pursuant to the terms of the equity agreements governing Mr. DeWalt’s shares of Mandiant common stock, all of Mr. DeWalt’s restricted Mandiant shares immediately vested as a result of the Mergers. Upon the Closing of the Mergers, after giving effect to the vesting acceleration described in the preceding sentence, Mr. DeWalt received aggregate Merger Consideration of approximately $28.6 million, consisting of approximately $3.9 million in cash and 601,440 shares of Company Common Stock, of which 87,335 shares were deposited into the third party escrow fund described above.

Due to the foregoing interests of Mr. DeWalt in Mandiant and the Mergers, Mr. DeWalt recused himself from the deliberations of the Company’s board of directors with respect to the approval of the Merger Agreement, the Mergers and the transactions contemplated thereby. In addition, in connection with the Mergers, the Company’s board of directors established an independent committee of the board comprised solely of the Company’s independent directors. The independent committee actively supervised the negotiation of the Merger Agreement, the Mergers and the transactions contemplated thereby. After a thorough review and due consideration of the proposed transaction, including Mr. DeWalt’s interest therein, the independent committee unanimously recommended that the Company’s full board of directors approve the Merger Agreement, the Mergers and the transactions contemplated thereby, including, but not limited to, the consideration payable to Mr. DeWalt in his capacity as a stockholder of Mandiant as described above. In addition, the audit committee of the Company’s board of directors reviewed and approved the consideration payable to Mr. DeWalt in connection with the Mergers in accordance with its related person transaction policy, as described under the heading “Certain Relationships and Related Party Transactions—Policies and Procedures for Related Party Transactions” on page 145 of the Prospectus.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release, dated January 2, 2014, regarding the Mergers. The press release is furnished herewith as Exhibit 99.1. In addition, a conference call to discuss the Mergers will be hosted by the Company on January 2, 2014, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Media representatives, analysts and the public are invited to listen to this discussion by calling (887) 312-5521 or (678) 894-3048, or via on-demand webcast at investors.FireEye.com. The slides to be used in connection with the conference call are furnished herewith as Exhibit 99.2 and are incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statement of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K on or before March 18, 2014.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K on or before March 18, 2014.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of December 30, 2013, by and among FireEye, Inc., Mercury Merger Corporation, Mercury Merger LLC, Mandiant Corporation and Shareholder Representative Services LLC*

10.1	Offer Letter, dated December 24, 2013, by and between Kevin Mandia and FireEye, Inc.

10.2	Consideration Holdback Agreement, dated as of December 30, 2013, by and between Kevin Mandia and FireEye, Inc.

10.3	Key Employee Non-Competition Agreement, dated as of December 30, 2013, by and between Kevin Mandia and FireEye, Inc.

99.1	Press release, dated January 2, 2014

99.2	Investor presentation, dated January 2, 2014

*	The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: January 2, 2014	By:	/s/ Alexa King
Alexa King
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of December 30, 2013, by and among FireEye, Inc., Mercury Merger Corporation, Mercury Merger LLC, Mandiant Corporation and Shareholder Representative Services LLC*

10.1	Offer Letter, dated December 24, 2013, by and between Kevin Mandia and FireEye, Inc.

10.2	Consideration Holdback Agreement, dated as of December 30, 2013, by and between Kevin Mandia and FireEye, Inc.

10.3	Key Employee Non-Competition Agreement, dated as of December 30, 2013, by and between Kevin Mandia and FireEye, Inc.

99.1	Press release, dated January 2, 2014

99.2	Investor presentation, dated January 2, 2014

*	The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.